EXHIBIT 99.1

NEWS RELEASE

Contact:	Deric Eubanks	Jordan Jennings	Joe Calabrese
	Chief Financial Officer	Investor Relations	Financial Relations Board
	(972) 490-9600	(972) 778-9487	(212) 827-3772

ASHFORD TRUST ANNOUNCES PARTIAL REDEMPTION
OF SERIES D PREFERRED STOCK

DALLAS, September 5, 2017 -- Ashford Hospitality Trust, Inc. (NYSE: AHT) (“Ashford Trust” or the “Company”) announced today that it intends to redeem 379,036 shares of its 8.45% Series D Cumulative Preferred Stock (CUSIP No. 044103406) (the “Redeemed Stock”). All shares of Redeemed Stock will be redeemed in accordance with the applicable procedures of the Depository Trust Company. The shares of Redeemed Stock will be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held by such holders. The redemption of the Redeemed Stock is conditioned upon the closing by the Company of the overallotment on its previously announced offering of Series H Cumulative Preferred Stock.
The redemption date will be October 4, 2017. The shares of Series D Preferred Stock will be redeemed at a redemption price of $25.00 per share, plus accrued and unpaid dividends from July 1, 2017 through the redemption date, in an amount equal to $0.551598 per share, for a total redemption price of $25.551598 per share. The redemption price for the Redeemed Stock will be payable in cash, without interest, as soon as practicable after the redemption date. Dividends on shares of Redeemed Stock will cease to accrue on the day prior to the redemption date, such shares shall no longer be deemed outstanding and all rights of the holders in respect of such shares will terminate, except for the right to receive the redemption price, without interest thereon.
As specified in the notice of redemption, payment of the applicable redemption price will result from the Redeemed Stock being debited from such holder’s book-entry account with the Company’s transfer agent and pursuant to applicable procedures of the Depository Trust Company on or after the redemption date. The Company’s transfer agent is Computershare Trust Company, N.A., attention: Corporate Actions, at 250 Royall

Street, Canton, MA 02021. Questions regarding the redemption of the Redeemed Stock, or the procedures therefore, may be directed to Computershare Trust Company, N.A. at 800.546.5141.
Ashford Hospitality Trust is a real estate investment trust (REIT) focused on investing opportunistically in the hospitality industry in upper upscale, full-service hotels.

Certain statements and assumptions in this press release contain or are based upon "forward-looking" information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward looking statements in this press release include, among others, statements about the Company’s strategy and future plans. These forward-looking statements are subject to risks and uncertainties. When we use the words "will likely result," "may," "anticipate," "estimate," "should," "expect," "believe," "intend," or similar expressions, we intend to identify forward-looking statements. Such statements are subject to numerous assumptions and uncertainties, many of which are outside Ashford Trust’s control.

These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: general volatility of the capital markets and the market price of our securities; changes in our business or investment strategy; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the market in which we operate, interest rates or the general economy; and the degree and nature of our competition. These and other risk factors are more fully discussed in Ashford Trust's filings with the Securities and Exchange Commission.

The forward-looking statements included in this press release are only made as of the date of this press release. Investors should not place undue reliance on these forward-looking statements. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise.

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